Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Funds, Inc.
811-05309

A special meeting of shareholders was held at the offices of FAF Advisors, Inc., on December 17,
2010, with the meeting for Nuveen Real Estate
Securities Fund and Nuveen Small Cap Select Fund, and Nuveen Small Cap Index Fund subsequently adjourned to December 29, 2010. At this meeting shareholders were asked to approve an investment advisory agreement with Nuveen Asset
Management and an investment sub-advisory agreement between Nuveen Asset Management and Nuveen Asset Management, LLC.

The results of the vote for the new Investment
Management Agreement and Sub-Advisory
agreement were as follows:

<c> Nuveen Small Cap Select Fund
 <c>Nuveen Small Cap Value Fund
<c> Nuveen Tactical Market Opportunities Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
                25,575,368
            15,266,061
              2,554,984
   Against
                  3,262,835
                   34,922
                          -
   Abstain
                     778,634
                   24,870
                          -
   Broker Non-Votes
                  5,605,885
              2,049,434
                          -
      Total
                35,222,722
            17,375,287
              2,554,984


<c.
<c> Nuveen Equity Index Fund
<c> Nuveen Mid Cap Index Fund
<c> Nuveen Small Cap Index Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
                20,719,860
            12,903,944
               3,020,507
   Against
                     106,528
                   37,119
                  593,102
   Abstain
                     352,441
                   30,729
                    70,896
   Broker Non-Votes
                  2,880,285
                 981,243
                  249,210
      Total
                24,059,114
            13,953,035
               3,933,715

<c.>
<c> Nuveen Short Tax-Free Fund
<c> Nuveen Intermediate Tax-Free Fund
<c> Nuveen Tax-Free Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
                30,630,083
            68,881,210
             43,529,911
   Against
                         1,258
                   90,068
                    56,995
   Abstain
                       11,927
                   59,755
                    58,675
   Broker Non-Votes
                     932,254
              3,808,424
               4,151,485
      Total
                31,575,522
            72,839,457
             47,797,066

Proxy materials are herein incorporated by reference to the SEC filing on November 10, 2010 , under Conformed Submission Type
Def 14A, accession number 0000950123-10-103870.